EXHIBIT 10.46
Execution Version
AMENDMENT NO. 1
TO THE
MASTER AGREEMENT
         THIS AMENDMENT NO. 1 TO THE MASTER AGREEMENT (this “Amendment”) dated the 12th day of August, 2009, by Compañia Minera Teck Carmen de Andacollo, a contractual mining company organized under the laws of Chile (f/k/a Compañia Minera Carmen de Andacollo) (“Operator”) and Royal Gold, Inc., a corporation organized under the laws of the State of Delaware, United States of America (“Royal Gold”).
Recitals
A.	Operator and Royal Gold are parties to that certain Master Agreement dated April 3, 2009 (the “Master Agreement”).

B.	Operator and Royal Gold desire to amend the Master Agreement as set forth herein to extend certain time periods in the Master Agreement.
         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
Amendment
1.	Definitions. Capitalized terms used in this Amendment, but not defined in this Amendment, shall have the meanings assigned to them in the Master Agreement.

2.	Amendment to Pre-Closing Date. Section 5(p)(i) of the Master Agreement is hereby amended by deleting in the eighth line of such paragraph the reference to “September 30, 2009” and replacing it with “December 31, 2009”.

3.	Amendment to Outside Date. Section 8(b)(ii) of the Master Agreement is hereby amended by deleting in the third line of such paragraph the reference to “October 30, 2009” and replacing it with “January 29, 2010” and by deleting in the fourth line of such paragraph the reference to “October 16, 2009” and replacing it with “January 15, 2010”.

4.	Force and Effect as One Document. The Master Agreement, as amended hereby, will continue in full force and effect and the provisions of this Amendment and the Master Agreement shall be read and construed together as if they constituted one document, provided that if there is any inconsistency between this Amendment and the Master Agreement, the provision of this Amendment will govern.

5.	No Other Amendments. Except as provided in this Amendment, the Master Agreement is in all other respects ratified and confirmed and shall continue to bind the parties in accordance with the terms of the Master Agreement, as amended by the terms of this Amendment.

6.	Counterparts, Exchange by Facsimile or Electronic Delivery. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one single instrument. This Amendment may be delivered by facsimile or electronic delivery.
[Signatures appear on the next page.]

          IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date first set forth above.

COMPAÑIA MINERA TECK CARMEN DE ANDACOLLO

By:	/s/ David Baril

Print Name:	David Baril

Title:	Director

By:	/s/ Christian Arentsen

Print Name:	Christian Arentsen

Title:	Alternate Director

ROYAL GOLD, INC.

By:	/s/ Tony Jensen

Print Name:	Tony Jensen

Title:	President and CEO

[Signature page to Amendment No. 1 to the Master Agreement]